EXHIBIT 99.1

Atheros Announces Fourth Quarter and Fiscal Year 2008 Results

SANTA CLARA, CA--(Marketwire - February 02, 2009) - Atheros Communications, Inc. (NASDAQ: ATHR), a global leader in innovative technologies for wireless and wired communications, today announced financial results for its fourth quarter and fiscal year ended Dec. 31, 2008.

Revenue in the fourth quarter was $98.3 million, compared to $138.1 million reported in the third quarter of 2008 and $114.3 million reported in the fourth quarter of 2007.

In accordance with U.S. generally accepted accounting principles (GAAP), the company recorded a fourth quarter net loss of $4.8 million or $0.08 per diluted share. This compares with GAAP net income of $10.1 million or $0.16 per diluted share in the third quarter of 2008. Net income in the fourth quarter of 2007 was $13.4 million or $0.22 per diluted share. Cash, cash equivalents and marketable securities were $293.8 million at Dec. 31, 2008, up $19.7 million from the prior quarter and up $74.2 million from the balance at Dec. 31, 2007.

Revenue in 2008 was a record $472.4 million, up 13 percent from the $417.0 million reported in 2007. Net income in accordance with GAAP for 2008 was $18.9 million or $0.30 per diluted share. In 2007, GAAP net income was $40.0 million or $0.67 per diluted share.

Atheros reports gross margins, operating expenses, operating income, net income (loss) and basic and diluted net income (loss) per share in accordance with GAAP and additionally on a non-GAAP basis. Non-GAAP net income excludes, where applicable, the effect of stock-based compensation, amortization of acquired intangible assets and acquisition-related charges, the other-than-temporary impairment of long-term investments, the tax impact of these excluded items and the tax benefits from a change in state tax filing position and the release of deferred tax valuation allowances. A reconciliation of preliminary GAAP net income (loss) to non-GAAP net income, as well as a description of items excluded in the calculation of non-GAAP net income is presented in the financial statements portion of this release.

Non-GAAP gross margins in the fourth quarter were 49.2 percent, compared to 49.4 percent reported in the third quarter of 2008 and 52.3 percent in the fourth quarter of 2007. Non-GAAP operating income in the fourth quarter was 7.6 percent of revenue, compared to 17.7 percent in the third quarter of 2008 and 19.0 percent in the fourth quarter of 2007.

Non-GAAP net income in the fourth quarter was $10.8 million or $0.17 per diluted share, compared to $23.4 million or $0.37 per diluted share in the third quarter of 2008 and $21.4 million or $0.36 per diluted share in the fourth quarter of 2007.

Non-GAAP net income for the full year 2008 was $70.6 million or $1.14 per diluted share, compared to non-GAAP net income in 2007 of $66.7 million or $1.12 per diluted share.

“The business environment in the fourth quarter was clearly difficult, however I am proud of our accomplishments in 2008 in which we posted strong financial results and expanded our portfolio of industry-leading wireless and wireline communications solutions," said Dr. Craig Barratt, Atheros’ president and chief executive officer.  “While we are cautious about the near-term and are carefully managing operating expenses, we are also encouraged by our design win opportunities as we enter 2009 and remain committed to serving our customers through industry-leading technology innovation,” Dr. Barratt said.

Recent Atheros Highlights

--	Jan. 8, 2009 Atheros Demonstrates Its Industry-Leading Connectivity Portfolio at CES 2009
--	Jan. 6, 2009 Atheros Ships 50-Millionth Ethernet Chip
--	Dec. 9, 2008 Atheros XSPAN(R) Accessorizes New Generation of Ultra-Slim ASUS Eee PC(TM) Netbooks With 802.11n Technology
--	Oct. 27, 2008 Atheros Launches Align(TM) Technology Leveraging 802.11n 1-Stream Specification to Provide Upgrade from Legacy 802.11g

Conference Call

Atheros will broadcast its fourth quarter financial results conference call today, Monday, Feb. 2, 2009 at 2 p.m. Pacific time (5 p.m. Eastern time).

To listen to the call from within the United States, please dial 877-835-9268 approximately 10 minutes prior to the start of the call. To listen to the call from outside the United States, please dial 706-634-9690 approximately 10 minutes prior to the start of the call. The pass code is Atheros. A taped replay will be made available approximately one hour after the conclusion of the call and will remain available for one week after the live call. To access the replay, please dial 706-645-9291 and use the pass code 80099148.

Atheros' financial results conference call will be available via a live webcast on the investor relations section of the Atheros web site at http://www.atheros.com. Access the web site 15 minutes prior to the start of the call to download and install any necessary audio software. An archived webcast replay will be available on the web site for 6 months.

About Atheros Communications, Inc.

Atheros Communications is a global leader in innovative technologies for wireless and wired communications products. Atheros combines its wireless and networking systems expertise with high-performance radio frequency (RF), mixed signal and digital semiconductor design skills to provide highly integrated chipsets that are manufactured on low-cost, standard complementary metal-oxide semiconductor (CMOS) processes. Atheros technology is used by a broad base of leading customers, including personal computer, networking equipment and consumer device manufacturers. For more information, please visit http://www.atheros.com or send email to info@atheros.com.

NOTE: Atheros and the Atheros logo are trademarks of Atheros Communications, Inc.

NOTE ON FORWARD-LOOKING STATEMENTS:

Except for the historical information contained herein, the matters set forth in this press release, including our near-term prospects, our design win opportunities, providing industry-leading technology innovations and the limitations and benefits of our non-GAAP financial measures, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, including, but not limited to, difficulties in the development of new and enhanced products, general economic conditions, the effects of competition and technological change, and the risks detailed in Atheros' Annual Report on Form 10-K for the year ended December 31, 2007 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2008, as filed with the Securities and Exchange Commission, and in other reports filed with the SEC by Atheros from time to time. These forward-looking statements speak only as of the date hereof. Atheros disclaims any obligation to update these forward-looking statements.

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
Net revenue	$98,296	$114,327	$472,396	$416,960
Cost of goods sold	49,973	54,756	236,431	209,579
Gross profit	48,323	59,571	235,965	207,381
Operating expenses:
Research and development	30,705	26,930	121,565	100,936
Sales and marketing	13,241	11,189	51,154	38,010
General and administrative	5,772	5,812	25,109	21,189
Amortization of acquired intangible assets and acquired in-process research and development	2,885	6,941	12,231	12,299
Total operating expenses	52,603	50,872	210,059	172,434

Income (loss) from operations	(4,280)	8,699	25,906	34,947
Interest income, net	2,160	3,190	8,878	11,516
Impairment of long-term investments	(4,648)	(2,277)	(15,490)	(2,277)
Benefit (provision) for income taxes	2,010	3,816	(422)	(4,206)
Net income (loss)	$(4,758)	$13,428	$18,872	$39,980

Basic earnings (loss) per share	$(0.08)	$0.23	$0.32	$0.71
Diluted earnings (loss) per share	$(0.08)	$0.22	$0.30	$0.67

Shares used in computing basic earnings per share	60,553	57,226	59,804	55,917
Shares used in computing diluted earnings per share	60,553	60,323	62,070	59,330

ATHEROS COMMUNICATIONS, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31,	December 31,
	2008	2007

ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$293,758	$219,544
Accounts receivable, net	58,385	58,002
Inventory	69,813	35,497
Deferred income taxes and other current assets	15,889	16,084
Total current assets	437,845	329,127

Property and equipment, net	14,789	13,492
Long-term investments	16,963	30,453
Goodwill and net acquired intangible assets	124,992	136,125
Deferred income taxes and other assets	21,119	12,940
	$615,708	$522,137

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$96,001	$76,844

Deferred income taxes and other long-term liabilities	48,229	43,836

Stockholders' equity	471,478	401,457
	$615,708	$522,137

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP ADJUSTMENTS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007
GAAP net income (loss)	$(4,758)	$13,428	$18,872	$39,980
Stock-based compensation:
Cost of goods sold	-	130	441	521
Research and development	4,815	3,453	16,451	12,464
Sales and marketing	2,676	1,610	8,714	5,053
General and administrative	1,401	879	4,840	3,176
Total stock-based compensation	8,892	6,072	30,446	21,214

Acquisition-related charges:

Amortization of acquired intangible assets and acquired in-process research and development	2,885	6,941	12,231	12,299
Other acquisition-related charges	-	57	945	1,475

Impairment of long-term investments	4,648	2,277	15,490	2,277

Net tax effect of non-GAAP adjustments	(915)	(2,607)	(6,351)	(5,830)
Release of deferred tax asset valuation allowance	-	(4,721)	-	(4,721)
Tax benefit from change in state tax filing position	-	-	(1,068)	-

Non-GAAP net income	$10,752	$21,447	$70,565	$66,694

Shares used in computing non-GAAP basic earnings per share	60,553	57,226	59,804	55,917

Shares used in computing non-GAAP diluted earnings per share	62,094	60,323	62,070	59, 330
Non-GAAP basic earnings per share	$0.18	$0.37	$1.18	$1.19
Non-GAAP diluted net income per share	$0.17	$0.36	$1.14	$1.12

ATHEROS COMMUNICATIONS, INC.
RECONCILIATION OF PRELIMINARY GAAP TO NON-GAAP FINANCIAL MEASURES

To supplement our unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (or “GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, operating expenses, operating income and net income. These supplemental measures exclude stock-based compensation, acquisition-related charges, other-than-temporary impairments of long-term investments, any tax detriment or benefit between the income tax expense with and without the non-GAAP measures, a tax benefit resulting from a change in state tax filing position and any release of tax valuation allowance due to realizability of deferred tax assets that were previously believed not to be recognizable. These non-GAAP measures are not in accordance with, nor serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of our core operating performance on a period-to-period basis. The excluded items represent stock based compensation and charges and gains that are primarily driven by discrete events that we do not consider to be directly related to core operating performance. We use non-GAAP measures to evaluate the core operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using these non-GAAP measures. Also, when evaluating potential acquisitions, we primarily consider the impact of the target’s performance and valuation on our non-GAAP measures. Since we find these measures to be useful, we believe that investors benefit from seeing results reviewed by management in addition to seeing GAAP results. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by offering:

--	more meaningful comparability of our on-going operating results;
--	the ability to better identify trends in our underlying business; and
--	a way to compare our operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity awards granted to our workforce. Our stock incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results under Statement of Financial Accounting Standards No. 123 (revised 2004), Share-Based Payment. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards is excluded from non-GAAP net income. These non-cash charges are not factored into our internal evaluation of net income as we believe their inclusion would hinder our ability to assess core operational performance.

Acquisition-related charges include (i) in-process research and development charges related to products in development that have reached technological feasibility at the time of acquisition, and (ii) the amortization of acquired intangible assets primarily consisting of acquired technology, customer relationships, covenants not to compete, step-up of inventory to its estimated fair value, backlog and cash earn outs. These charges are not factored into our evaluation of potential acquisitions, or of our performance after completion of acquisitions, because they are generally non-cash and are not related to our core operating performance, and the frequency and amount of such charges vary significantly based on the timing and magnitude of our acquisition transactions, the then fair market value of our common stock and the maturities of the businesses being acquired.

Impairment of long-term investments relates to the other-than-temporary, non-operating write down of our investments in auction rate securities rated AA and AAA at the date of purchase. The liquidity and fair value of these securities has been impacted by the uncertainty in the credit markets and the exposure of these securities to the financial condition of bond insurance companies. We have determined that certain of these assets have been other-than-temporarily impaired and therefore they were written down to their estimated fair value. These charges are not factored into our internal evaluation of net income as we believe they are non-operating charges that do not impact our core operating performance.

Adjustment for taxes relates to the tax effect of various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure of non-GAAP net income. In addition, we have excluded (i) the tax benefit resulting from a change in a state tax filing position, and (ii) any release of tax valuation allowance due to the realizability of deferred tax assets that were previously believed no to be recognizable. We believe that these adjustments provide us with the ability to more clearly view trends in our core operating performance.

Reconciliations of non-GAAP measures disclosed in this press release are set forth below (in thousands, except percentages):

	Three Months Ended		Year Ended
	December 31,		December 31,
	2008	2007	2008	2007

GAAP gross profit	$48,323	$59,571	$235,965	$207,381
Amortization of acquisition-related step-up value of inventory	-	58	572	217
Stock-based compensation	-	130	441	522
Non-GAAP gross profit	$48,323	$59,759	$236,978	$208,120

GAAP gross profit as a % of revenue	49.2%	52.1%	50.0%	49.7%
Amortization of acquisition-related step-up value of inventory	-%	0.1%	0.1%	0.1%
Stock-based compensation	-%	0.1%	0.1%	0.1%
Non-GAAP gross profit as a % of revenue	49.2%	52.3%	50.2%	49.9%

GAAP operating expense	$52,603	$50,872	$210,059	$172,434
Stock-based compensation	(8,892)	(5,942)	(30,005)	(20,693)
Acquisition-related deferred compensation	-	1	(373)	(1,257)
Amortization of acquired intangible assets	(2,885)	(2,044)	(12,231)	(7,402)
Acquired in-process research and development	-	(4,897)	-	(4,897)
Non-GAAP operating expenses	$40,826	$37,990	$167,450	$138,185

GAAP income (loss) from operations	$(4,280)	$8,699	$25,906	$34,947
Amortization of acquisition-related step- up value of inventory	-	58	572	217
Stock-based compensation	8,892	6,072	30,446	21,214
Acquisition-related deferred compensation	-	(1)	373	1,258
Amortization of acquired intangible assets	2,885	2,044	12,231	7,402
Acquired in-process research and development	-	4,897	-	4,897

Non-GAAP income from operations	$7,497	$21,769	$69,528	$69,935

GAAP income (loss) from operations as a % of revenue	(4.4)%	7.6%	5.5%	8.4%
Amortization of acquisition-related step- up value of inventory	-%	0.1%	0.1%	0.1%
Stock-based compensation	9.0%	5.2%	6.4%	5.0%
Acquisition-related deferred compensation	-%	-%	0.1%	0.3%
Amortization of acquired intangible assets	3.0%	1.8%	2.6%	1.8%
Acquired in-process research and development	-%	4.3%	-%	1.2%
Non-GAAP income from operations as a % of revenue	7.6%	19.0%	14.7%	16.8%

Analyst Contact:
Jack Lazar
Atheros Communications
408-773-5200
jack.lazar@atheros.com

Investor Contact:
David H. Allen
Atheros Communications
408-830-5762
david.allen@atheros.com

Press Contact:
Dakota Lee
Atheros Communications
408-720-5597
Dakota@atheros.com